EXHIBIT 99.1

ST. JUDE RESOURCES LTD.

Consolidated Financial Statements

Years ended January 31, 2005 and 2004

Auditors’ Report

Consolidated Balance Sheets	1

Consolidated Statements of Operations and Deficit	2

Consolidated Statements of Cash Flows	3

Notes to Consolidated Financial Statements	4

Consolidated Schedule of Exploration Expenditures	19

REPORT OF INDEPENDENT AUDITOR

To the Directors of St. Jude Resources Ltd.

      We have audited the accompanying consolidated balance sheets of St. Jude Resources Ltd. as of January 31, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with Canadian generally accepted auditing standards and with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of St. Jude Resources Ltd. as of January 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years then ended in accordance with Canadian generally accepted accounting principles.

      Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 14 to the consolidated financial statements.

Chartered Accountants

Edmonton, Canada

May 13, 2005, except as to note 13 which is as of December 15, 2005

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S.

REPORTING DIFFERENCES

      In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company’s financial statements, such as the change described in note 1(j) to the consolidated financial statements as at January 31, 2005 and for the year then ended. Our report to the directors dated May 13, 2005, except for note 13, which is as of December 15, 2005, is expressed in accordance with Canadian reporting standards, which do not require a reference to such a change in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

      In addition, in the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company’s ability to continue as a going concern, such as those described in the “Nature of Operations” note to the financial statements. Our report to the directors dated May 13, 2005, except for note 13, which is as of December 15, 2005, is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

Chartered Accountants

Edmonton, Canada

May 13, 2005, except as to note 13 which is as of December 15, 2005

ST. JUDE RESOURCES LTD.

Consolidated Balance Sheets

(expressed in Canadian dollars)
January 31, 2005 and 2004

	2005	2004

		[Restated
		note 1(j)]

ASSETS

Current assets:

Cash and cash equivalents (note 2)	$2,804,714	$16,692,878

Short-term investments	7,000,774	—

Accounts receivable	12,202	10,799

Interest receivable	101,298	—

Income taxes recoverable	838	11,160

Prepaid expenses	3,581	3,581

	9,923,407	16,718,418

Mineral properties (note 3)	4,107,273	1,037,920

Equipment (note 4)	755,430	431,955

Less accumulated amortization	(318,451)	(203,898)

	436,979	228,057

	$14,467,659	$17,984,395

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$339,700	$556,325

Shareholders’ equity:

Share capital (note 5)	52,179,628	48,585,601

Contributed surplus (note 6)	5,599,929	4,365,625

Deficit	(43,651,598)	(35,523,156)

	14,127,959	17,428,070
Nature of operations
Investment in i to i logistics inc. (note 7)
Commitments (note 8)
Subsequent events (note 13)
United States Generally accepted accounting principles (note 14)

	$14,467,659	$17,984,395

See accompanying notes to consolidated financial statements.

ST. JUDE RESOURCES LTD.

Consolidated Statements of Operations and Deficit

(expressed in Canadian dollars)
Year ended January 31, 2005 and 2004

	2005	2004

		[Restated —
		note 1(j)]

Expenses:

Exploration	$5,986,547	$3,376,276

Compensation [note 5(b)]	1,402,677	2,236,386

Management fees (note 10)	216,667	210,000

Wages and employee benefits	177,526	94,066

Promotion and advertising	119,833	85,445

Consulting fees (note 10)	102,214	132,132

Professional fees	90,374	88,239

Travel	69,041	51,967

Office	64,579	58,733

Rent	45,973	45,047

Administration costs	44,202	51,535

Investor communications	18,918	425,021

Amortization	15,010	13,931

Bank charges and interest	4,896	3,562

	8,358,457	6,872,340

Other income (expense):

Interest	200,638	67,766

Consulting revenue	—	74,840

Write-down of investment in i to i logistics inc. (note 7)	—	(30,614)

Loan receivable recovery	—	38,831

Foreign exchange gain (loss)	17,344	(36,072)

	217,982	114,751

Net loss	(8,140,475)	(6,757,589)

Deficit, beginning of year [note 1(j)]	(35,523,156)	(25,733,095)

Share issuance (costs) recovered	12,033	(3,032,472)

Deficit, end of year	$(43,651,598)	$(35,523,156)

Basic and diluted loss per common share	$(0.215)	$(0.264)

Weighted average number of common shares	37,876,598	25,578,845

See accompanying notes to consolidated financial statements.

ST. JUDE RESOURCES LTD.

Consolidated Statements of Cash Flows

(expressed in Canadian dollars)
Year ended January 31, 2005 and 2004

	2005	2004

		[Restated note 1(j)]

Cash provided by (used in):

Operations (note 12):

Net loss	$(8,140,475)	$(6,757,589)

Adjustment for:

Amortization	15,010	13,931

Amortization (schedule)	99,543	22,324

Write-down of investment in i to i logistics inc. (note 7)	—	30,614

Stock-based compensation	1,402,677	2,236,386

Change in non-cash operating working capital:

Accounts receivable	(1,403)	6,367

Interest receivable	(101,298)	—

Income taxes recovery	10,322	(11,160)

Prepaid expenses	—	(243)

Accounts payable and accrued liabilities	(216,625)	414,934

Income and capital taxes payable	—	(1,013)

	(6,932,249)	(4,045,449)

Financing:

Issue of common shares	1,145,654	20,241,989

Share issuance (costs) recovered	12,033	(1,299,795)

	1,157,687	18,942,194

Investments:

Short-term investments	(7,000,774)	—

Additions to mineral properties	(789,353)	(857,769)

Additions to equipment	(323,475)	(213,717)

Advances to i to i logistics inc.	—	(23,861)

	(8,113,602)	(1,095,347)

Increase (decrease) in cash	(13,888,164)	13,801,398

Cash, beginning of year	16,692,878	2,891,480

Cash, end of year	$2,804,714	$16,692,878

Supplementary information:

Non-cash investing and financing activities:

Issued 950,000 common shares to acquire remainder of Benso concession, which is included with mineral properties	$2,280,000	$—

See accompanying notes to consolidated financial statements.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

Nature of operations:

      The Company is incorporated under the Canada Business Corporations Act. The Company’s principal operations consist of investments in mineral properties. The Company is in the process of exploring its properties and has not yet determined whether these properties contain reserves that are economically recoverable.

      The recoverability of acquisition costs for mineral properties is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying claims, the ability of the Company to obtain the necessary financing to complete the development and future profitable production or proceeds from the disposition thereof.

      The viability of the projects and the ability for the Company to continue as a going concern are dependent on future financing. If financing is not achieved, the Company may not be able to meet its obligations as they become due. These financial statements have been prepared on the going concern basis that assumes continuity of operations and realization and settlement of liabilities in the normal course of business. A different basis of measurement may be appropriate if the going concern assumption does not prevail.

1.	Significant accounting policies:

      These financial statements have been prepared in accordance with Canadian generally accepted accounting principles applied on consistent basis. The consolidated financial statements include the accounts of St. Jude Resources Ltd. and its subsidiaries. All inter-company transactions and balances have been eliminated on consolidation.

(a)	Mineral properties:

      Mineral properties are carried at cost less the amount of government grants received. Cost includes the acquisition cost of the properties and claims and related exploration and development costs incurred subsequent to the determination of the feasibility of mining operations. The costs will be amortized on the unit-of-production basis once production commences or will be written off if the property is sold or if management believes it has incurred an impairment in value. The carrying values of the properties do not necessarily reflect their present or future values.

      Exploration costs are charged against income in the year in which they are incurred unless they relate to specific areas where feasibility of mining operations have been determined.

(b)	Cash and cash equivalents:

      Cash and cash equivalents consist of cash on deposit with banks or highly liquid short-term interest-bearing securities with maturities at purchase dates of three months or less.

(c)	Short-term investments:

      Interest-bearing securities having a term in excess of three months but less than one year are classified as short-term investments. Short-term investments are recorded at the lower of cost and market value.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

(d)	Equipment:

      Equipment is recorded at cost. Amortization is provided using the following methods and annual rates:

Asset	Basis	Rate

Geophysical equipment	Straight line	3 Years

Office equipment	Declining balance	20%

Computer hardware	Declining balance	30%

Drilling equipment	Declining balance	20%

Leasehold improvements	Straight line	5 Years

Exploration equipment	Declining balance	30%

Vehicles	Declining balance	30%

(e)	Stock-based compensation plan:

      The Company has a stock option plan, which is described in [note 5(b)]. The Company accounts for all stock-based payments to non-employees and employees using the fair value based method. These employee awards are measured at fair value at the grant date and are recognized over the vesting period. Consideration paid by employees on the exercise of stock options is recorded as share capital.

      Under the fair value based method, stock-based payments to employees and non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. Compensation cost attributable to awards to employees that call for settlement in cash or other assets is measured at intrinsic value and recognized over the vesting period. Changes in intrinsic value between the grant date and the measurement date result in a change in the measure of compensation cost.

(f)	Income taxes:

      The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

(g)	Foreign currency:

      Monetary items denominated in foreign currency are translated to Canadian dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

(h)	Loss per share:

      Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the weighted average number of shares outstanding is increased to include additional shares from the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the reporting period.

(i)	Segment disclosures:

      During each of the years in the two-year period ended January 31, 2005, the Company operated a single segment — the acquisition, exploration and development of mineral properties.

(j)	Change in accounting policy:

      During 2005, the Company changed its accounting policy with respect to accounting for exploration expenditures. In 2004 and prior periods, acquisition, exploration expenditures and capital equipment were capitalized to mineral properties. Under the new policy, exploration expenditures are expensed while acquisition expenditures are capitalized and capital equipment is included with equipment. This change has been applied retroactively and has increased the deficit as at January 31, 2003 by $14,853,035, increased the carrying value of equipment by $180,214 and increased the loss for the year ended January 31, 2004 by $3,376,276. This change has also increased loss per share by $0.132 for the year ended January 31, 2004.

(k)	Asset retirement obligations:

      Effective February 1, 2004 the Company adopted the recommendations under section 3100, Asset Retirement Obligations, of the Canadian Institute of Chartered Accountants Handbook (“Section 3110”). Section 3110 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets.

      These recommendations require that the fair value of a liability for an asset retirement obligation be recorded in the period in which it is incurred. When the liability is initially recorded, the cost is capitalized by increasing the carrying amount of the long-lived asset. Upon settlement of the liability, a gain or loss is recorded.

      The adoption of this section had no material impact on these financial statements.

(l)	Use of estimates:

      The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates are the valuation of provision for future income taxes and the fair value estimates of stock options issued in exchange for services. Actual amounts could differ from these estimates.

2.	Cash and cash equivalents:

	2005	2004

Canadian:

Cash and cash equivalents	$2,641,960	$16,689,420

U.S.:

Cash (U.S. $131,316; $2,599 in 2004)	162,754	3,458

	$2,804,714	$16,692,878

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

3.	Mineral properties:

	Balance,		Balance,		Balance,
	January 31,	Acquisition	January 31,	Acquisition	January 31,
	2003	Expenditures	2004	Expenditures	2005

	[Restated		[Restated
	note 1(j)]		note 1(j)]

Hwini-Butre, Ghana:

Acquisition costs	$—	$130,557	$130,557	$613,891	$744,448

Benso, Ghana:

Acquisition costs	85,350	628,720	714,070	2,280,000	2,994,070

Burkina Faso, West Africa:

Acquisition costs	94,801	78,492	173,293	74,363	247,656

Shieni Hills, Ghana:

Acquisition costs	—	20,000	20,000	—	20,000

Niger, West Africa:

Acquisition costs	—	—	—	101,099	101,099

	$180,151	$857,769	$1,037,920	$3,069,353	$4,107,273

(a)	Hwini-Butre, Ghana:

      The company has an agreement with Hwini-Butre Minerals (the “HBM Vendor”), whereby St. Jude can earn up to a 65% interest by carrying out a fixed dollar amount of exploration (which has already been completed) and by making a U.S. $800,000 cash payment. The HBM Vendor retains a 25% participating interest however, if it elects not to participate in the development of the project after feasibility, then the HBM Vendor’s interest shall automatically be reduced to a 12.5% carried interest.

      The company has been advised that the HBM Vendor is involved in a legal dispute with the original Ghanaian entity through which the HBM Vendor acquired the property. If the original Ghanaian entity is successful in its dispute, St. Jude has a previous agreement with the original Ghanian entity, which is in good standing, wherein St. Jude has acquired an 80% interest, the original Ghanaian entity retains a 10% carried interest and the Government of Ghana has its standard 10% interest.

(b)	Benso, Ghana:

      During the year ended January 31, 2004, the Company entered into agreement with Fairstar Explorations Inc. and Architect Co-Partners Inc. (“ACP”) to acquire 100% of the Benso property subject to the Government 10% carried interest. The Company acquired 100% of the shares of Fairstar Ghana Limited, the registered owner of the Benso prospecting license in exchange for cash payments, shares issued, and production royalties. The agreements were completed on February 26, 2004. Fairstar Explorations Inc. holds a 1.5% NSR royalty, which St. Jude has the option to purchase. St. Jude may purchase the first 0.5% for $1 million and the remaining 1% for $3 million, or if the feasibility study contemplates gold production of more than 3.5 million ounces of recoverable gold, the purchase price for the last 1% will increase to $5 million. ACP also holds a royalty of U.S. $1.00 per ounce of gold production, which St. Jude may repurchase for U.S. $500,000 at any time up to one year after commercial gold production commences. If more than 3 million ounces are mined from the Benso concession, ACP is entitled to a bonus payment of U.S. $2 million.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

(c)	Burkina Faso, West Africa:

      On December 15, 2002, the Company entered into an agreement with Julien Birgui Ouedraogo for the right to prospect for gold and all other precious base minerals in respect of land situated in Burkina Faso, West Africa. The agreement gives the Company the right to acquire an 80% interest in the property for a purchase price of U.S. $300,000, to be paid in five annual installments of U.S. $60,000. A joint venture will be created and the shareholding in the joint venture company will reflect the respective interest of the parties as follows:

St. Jude Resources Ltd.	80%

Julien Birgui Ouedraogo	10%

Government of Burkina Faso (carried interest)	10%

      The Company has the further option to purchase the vendor’s 10% participating interest for a purchase price of U.S. $1 million at any time up to twelve months from the first commercial production of gold on the property, together with the issuance of a 5% net profits interest which shall be retained by the vendor. The Company has the option to acquire the vendor’s 5% net profit interest for the sum of U.S. $500,000. The Company may at any time before December 15, 2006 give formal notice to the vendor of its intent to abandon the property if it determines that the property does not contain an economically viable ore body without the requirement to make any of the remaining payments described above.

(d) Shieni Hills, Ghana:

      The Shieni Hills property consists of the Shieni Hills Gold Concession Reconnaissance License, which covers an area of 500 sq. km. in northeast Ghana. The government of Ghana has a 10% interest.

(e) Niger, West Africa:

      The Niger property consists the Deba and Tialkam prospecting permits, which cover an area of 1,800 sq. km. in West Niger. The government of Niger holds a 10% carried interest.

4.	Equipment:

			2005

		Accumulated	Net Book
	Cost	Amortization	Value

Geophysical equipment	$87,614	$87,614	$—

Office equipment	103,768	64,809	38,959

Computer hardware	52,054	28,839	23,215

Drilling equipment	15,896	11,939	3,957

Leasehold improvements	8,407	8,407	—

Exploration equipment	26,410	6,903	19,507

Vehicles	461,281	109,940	351,341

	$755,430	$318,451	$436,979

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

			2004

		Accumulated	Net Book
	Cost	Amortization	Value

			(Restated)

Geophysical equipment	$87,614	$87,614	$—

Office equipment	80,118	57,401	22,717

Computer hardware	47,812	19,052	28,760

Drilling equipment	15,896	10,950	4,946

Leasehold improvements	8,407	8,407	—

Vehicles	192,108	20,474	171,634

	$431,955	$203,898	$228,057

5.     Share capital:

(a) Issued shares:

	Number of
	Shares	Consideration

Authorized:
Unlimited Class A common voting shares without par value
Unlimited Class B common non-voting shares without par value

Issued:

Class A common voting shares:

Balance at January 31, 2003	22,374,992	$28,087,572

Private placement for cash, November 20, 2003	9,000,000	18,000,000

Options exercised at various dates from February 10, 2003 to November 26, 2003	240,000	50,400

Options exercised (note 6)	—	60,960

Warrants exercised at various dates from May 28, 2003 to January 9, 2004 [note 5(c)]	4,527,185	2,191,589

Warrants exercised (note 6)	—	195,080

Balance, January 31, 2004	36,142,177	48,585,601

Shares for acquisition of mineral property	950,000	2,280,000

Options exercised at various dates from June 18, 2004 to December 21, 2004	250,000	197,750

Options exercised (note 6)	—	157,114

Warrants exercised at various dates from April 2, 2004 to November 19, 2004 [note 5(c)]	1,081,107	947,904

Warrants exercised (note 6)	—	11,259

Balance, January 31, 2005	38,423,284	$52,179,628

      During fiscal 2005 the company issued 950,000 common shares for the acquisition of the remaining of the Benso Concession. These shares were valued at the market price of the Company’s common shares at the acquisition date.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

      During fiscal 2004 the company completed a private placement of 9 million units at a price of $2.00 per unit for gross proceeds of $18 million. Each unit consisted of one common share, plus one half of one common share purchase warrant, with each full warrant entitling the holder to purchase one additional common share at $3.00 for a period of five years.

     (b) Options:

      The company has a formal stock option plan, which was amended during fiscal 2005. The amended stock option plan specifies the aggregate number of shares in respect of which options may be granted may not exceed 7,630,095. During fiscal 2004 the company approved the formal stock option plan, which specified that the aggregate number of shares in respect of which options may be granted may not exceed 4,611,524. Prior to that date, the company did not have a formal stock option plan. The Board of Directors makes a recommendation annually concerning any stock options to be granted to the employees and directors. Stock options require the approval of the regulators.

	Number of	Weighted Average
	Optioned Shares	Exercise Price

Outstanding, end of 2003	1,795,000	$0.45

Exercised	(240,000)	(0.21)

Granted	1,850,000	1.80

Outstanding, end of 2004	3,405,000	1.20

Exercised	(250,000)	(0.79)

Granted	1,625,000	1.31

Outstanding, end of 2005	4,780,000	1.26

      All stock options granted are fully vested on the grant date.

      During the year, employees and directors of the Company exercised stock options for 250,000 (2004 – 240,000) common shares for aggregate cash consideration of $197,750 (2004 – $50,400).

      The following table summarizes information about the stock options outstanding at January 31, 2005:

	Weighted	Number of Options	Weighted
	Exercise	Outstanding and	Average
	Price	Exercisable	Remaining Life

Directors’ options	$0.21	807,500	2.03 years

Directors’ options	1.80	800,000	3.75 years

Directors’ options	1.31	450,000	4.64 years

Employee options	0.21	232,500	2.03 years

Employee options	1.30	290,000	0.95 years

Employee options	1.80	1,050,000	3.75 years

Employee options	1.31	1,150,000	4.64 years

		4,780,000

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

      The following table summarizes information about the stock options outstanding at January 31, 2004:

	Weighted	Number of Options	Weighted
	Exercise	Outstanding and	Average
	Price	Exercisable	Remaining Life

Directors’ options	$0.21	807,500	3.04 years

Directors’ options	1.80	800,000	4.75 years

Employee options	0.21	232,500	3.04 years

Employee options	0.80	75,000	0.87 years

Employee options	0.70	150,000	0.39 years

Employee options	1.30	290,000	1.95 years

Employee options	1.80	1,050,000	4.75 years

		3,405,000

      During the year, compensation costs in the amount of $1,402,677 (2004 – $2,236,386) were recorded in the statement of operations for options granted to employees and directors.

      The following weighted average assumptions were used for the Black-Scholes valuation of stock options granted during each year:

	2005	2004

Risk-free interest rate	3.96%	3.2% – 4.1%

Expected life	5 years	2 – 5 years

Annualized volatility	79%	81% – 83%

Dividend rate	0.00%	0.00%

Weighted average fair value of options granted	$0.86	$1.44

     (c) Warrants:

      Warrants issued which are still outstanding at January 31, 2005 are as follows:

			Price
		Number of	Per
	Expiry Date	Shares	Share

Agent compensation warrants	November 20, 2005	900,000	2.00

Share purchase warrants	November 20, 2008	4,500,000	3.00

      Warrants issued which are still outstanding at January 31, 2004 are as follows:

			Price
		Number of	Per
	Expiry Date	Shares	Share

Share purchase warrants	May 28, 2004	39,000	$0.28

Share purchase warrants	June 3, 2004	945,968	0.90

Share purchase warrants	June 4, 2004	73,334	0.90

Agent compensation warrants	December 3, 2004	22,805	0.86

Agent compensation warrants	November 20, 2005	900,000	2.00

Share purchase warrants	November 20, 2008	4,500,000	3.00

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

      During the year, 1,058,302 (2004 – 4,156,750) share purchase warrants and 22,805 (2004 – 370,435) agent compensation warrants were exercised to acquire 1,081,107 (2004 – 4,527,185) common shares for total cash consideration of $947,904 (2004 – $2,191,589)

      During the year, fair value in the amount of nil (2004 – $1,732,677) was charged as share issue costs to deficit with respect to the issued agent compensation warrants. The fair value related to these warrants was calculated using the Black-Scholes option pricing model using the same assumptions as those described for options in note 5(b) above.

     (d) Loss per share:

      For 2005 and 2004, the diluted loss per share is the same as basic loss per share as the effect of the exercise of all outstanding options and warrants on loss per share would be anti-dilutive. The effect of stock options and warrants upon the basic average number of common shares outstanding would increase the average number of shares outstanding by 1,054,856 (2004 – 1,607,535) such that the diluted average number of common shares outstanding is 38,931,454 (2004 – 27,186,380).

6.	Contributed surplus:

	2005	2004

Opening balance	$4,365,625	$652,602

Options granted [note 5(b)]	1,402,677	2,236,386

Warrants granted [note 5(c)]	—	1,732,677

Options exercised	(157,114)	(60,960)

Warrants exercised	(11,259)	(195,080)

Ending balance	$5,599,929	$4,365,625

7.	Investment in i to i logistics inc.:

      The January 31, 2004 consolidated financial statements of the Company reflect the operations of its 51% subsidiary, i to i logistics inc., to July 31, 2003. Segmented disclosures for the subsidiary were not presented in prior years as the results of i to i logistics inc. were not significant to the consolidated financial statements to warrant separate disclosure. On July 31, 2003, the Company’s investment in shares of the subsidiary were surrendered to i to i logistics inc. for nil proceeds and subsequently cancelled. Accumulated losses of the subsidiary recorded in the consolidated financial statements to January 31, 2003 were $462,525. Losses for the period February 1, 2003 to July 31, 2003 included in the January 31, 2004 year’s operations were $4,332.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

      Immediately following the cancellation of the surrendered shares, the Company exchanged its advances receivable from the previous subsidiary, in the amount of $497,420, for a 25% equity interest. The series of transactions have been reflected in the financial statements as follows:

Initial investment in shares	$51

Outstanding advances receivable at July 31, 2003	497,420

Accumulated losses to July 31, 2003	(466,857)

Investment in i to i logistics inc. at July 31, 2003	30,614

Write down of investment in i to i logistics inc	(30,614)

Balance, January 31, 2004 and 2005	$—

8.	Commitments:

      (a) On September 1, 2003, the Company entered into a three-year operating lease for premises. Minimum annual lease payments under the lease are as follows:

2006	$28,647

2007	16,709

$45,356

      (b) On July 1, 2002 the Company renewed a five-year agreement with Bluestar Management Inc., a company owned by the President of St. Jude Resources Ltd., for management services for $17,500 per month to November 30, 2004. Commencing December 1, 2004 services are acquired for $20,833 per month to July 2007.

      (c) On January 24, 2005, the Company entered into a six-month Financial Advisory Agreement with Salman Partners and Haywood Securities Inc. to provide services relating to raising funds for the Company. The terms of the agreement call for a non-refundable financial advisory fee of $25,000 payable on the signing of the agreement, a monthly financial advisory fee of $10,000 and 5% of gross proceeds, in a reducing scale, on funds raised pursuant to the Financial Advisory Agreement.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

9.	Future income taxes:

      Income tax expense differs from the amount computed by applying the combined federal and provincial income tax rate of 33.57% (2004 – 35.6%) to pre-tax loss as a result of the following:

	2005	2004

		[Restated
		note 1(j)]

Loss before income taxes	$(8,140,475)	$(6,757,589)

Expected income tax recovery at basic rate	$(2,732,759)	$(2,405,702)

Unrealized foreign exchange loss (gain)	(5,822)	12,155

Non-deductible compensation expense for tax purposes	470,879	796,153

Non-deductible meals and entertainment expenses	—	538

Loss on consolidated subsidiary	—	(164,659)

Write-off of 51% of subsidiary accounts receivable	—	177,100

Share issue costs incurred in year	—	(1,079,560)

Impact of non-capital losses that expired in year	81,273	132,687

Impact of 10.1 asset addition variance	7,724	—

Change in enacted tax rates	591,760	880,568

Other	—	(9,315)

Increase in valuation allowance provided with respect to future tax assets arising in current year:

Mineral properties	1,596,197	659,463

Equipment	28,054	(68,450)

Non-capital losses	295,316	344,652

Capital losses	(39,909)	(86,329)

Cumulative eligible capital	(48)	(94)

Share issue costs	(292,665)	810,793

	$—	$—

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

      The tax effects of temporary differences that give rise to significant portions of the future tax assets and liabilities are presented below:

	2005	2004

		[Restated
		note 1(j)]

Future tax assets:

Excess tax basis over net book value of:

Mineral properties	$8,261,472	$6,665,275

Equipment	75,011	46,957

Non-capital loss carry-forward	2,286,960	1,991,644

Capital loss carry-forward	659,983	699,892

Share issue costs	680,383	973,048

Cumulative eligible capital	793	841

Total gross future assets	11,964,602	10,377,657

Less valuation allowance	(11,964,602)	(10,377,657)

Net future tax asset	$—	$—

      The Company and its subsidiaries have accumulated non-capital losses carried forward for income tax purposes of $6,812,511 (2004 – $5,594,506), which can be applied against future years’ taxable income. These losses will expire as follows:

2005	$567,807

2006	508,661

2007	568,590

2008	295,864

2009	681,424

2010	921,906

2011	1,808,153

2012	1,460,106

$6,812,511

      The Company has accumulated capital losses carried forward for income tax purposes of $3,931,980 (2004 – $3,931,980) which can be applied against future years’ taxable capital gains.

10.	Related party transactions:

      During fiscal 2005, the Company paid management fees of $216,667 (2004 $210,000) to Bluestar Management Inc., a company controlled by the President of St. Jude Resources Ltd.

      During fiscal 2005, the Company paid consulting fees of $32,000 to W.K. Mining services, a company controlled by a director of the Company.

      These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

11.	Financial assets and financial liabilities:

      The carrying values of cash and cash equivalents, short term investment, interest receivable, accounts receivable and accounts payable and accrued liabilities approximates their fair values due to the relatively short periods to maturity of the instruments.

      The Company operates in various foreign jurisdictions and is exposed to foreign exchange fluctuations, primarily on the U.S. dollar. The Company does not use derivative financial instruments to mitigate its risk on foreign exchange fluctuations.

12.	Supplementary information to the statements of cash flows:

	2005	2004

Interest received	$200,638	$67,766

Income and capital taxes paid	—	12,173

Income and capital taxes refunded	10,322	—

13.	Subsequent events:

      Subsequent to January 31, 2005, the Company:

(a) Issued 1,261,700 common shares upon the exercise of 730,000 directors’ stock options and 531,700 employee stock options for aggregate cash considerations of $720,427.

(b) Issued 900,000 common shares for proceeds of $1,800,000 pursuant to exercise of Agent compensation warrants.

(c) acquired Crew Gold Corporation’s remaining 25% interest in the Hwini-Butre concession by issuing 2,995,000 common shares of the company with a deemed value of CDN $5,960,050. These shares are subject to a four month statutory hold period, after which time, one third of these shares will be subject to a hold period spanning an additional 12 months.

(d) acquired the remaining 10% interest in the Hwini-Butre concession for US $2 million from B.D. Goldfields Ltd., the original Ghanaian vendor of the project. These funds will be paid In four installments of $500,000 over an 18-month period. The first installment of $500,000 was made during September 2005.

(e) disposed of certain non-core assets, namely:

i) The company, under an agreement dated August 22, 2005, sold its remaining interest in i to i logistics inc. for CDN $50,000 to Michael Docherty and Associates.

ii) The company sold its 100% interest in the Uchi Lake property located in Ontario to Dollard Mines Ltd. (“Dollard”) for CDN $10,000, together with a 1% net smelter return (“NSR”) back to St. Jude. Dollard has the option to re-purchase the NSR for CDN $1 million until September 15, 2009. Dollard is a company controlled by St. Jude’s President Michael A. Terrell.

(f) entered into an arrangement agreement with Golden Star Resources Ltd., whereby Golden Star Resources Ltd. will acquire all of the outstanding shares of the company on the basis of 0.72 of a Golden Star common share for every St. Jude common share. The Boards of Directors of both companies and St. Jude’s shareholders have approved the transaction, completion of which is conditional on receipt of requisite regulatory and court approvals as well as satisfaction of other customary conditions.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

14.	Differences Between Canadian and United States Generally Accepted Accounting Principles:

      These consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respect from US GAAP. The material differences between Canadian and US GAAP affecting the company’s consolidated financial statements are:

	Year Ended	Year Ended
Consolidated Balance Sheet	January 31, 2005	January 31, 2004

Short-term investments, Canadian GAAP	$7,000,774	—

Fair value adjustment on investments available for sale(a)	(12,702)	—

Short-term investments, US GAAP	$6,988,072	—

Mineral properties, Canadian GAAP	$4,107,273	$1,037,920

Write-down of mineral properties	—	—

Mineral properties, US GAAP	$4,107,273	$1,037,920

Deficit, Canadian GAAP	$(43,651,598)	$(35,523,156)

Write-down of mineral properties	—	—

Deficit, US GAAP	$(43,651,598)	$(35,523,156)

Accumulated other comprehensive income, US GAAP	$12,702	—

	Year Ended	Year Ended
Consolidated Statements of Operation and Deficit	January 31, 2005	January 31, 2004

Net loss following Canadian GAAP	$(8,140,475)	$(6,757,589)

Net effect of write-down of mineral properties	—	—

Net loss under US GAAP	$(8,140,475)	$(6,757,589)

Other comprehensive income (loss)	(12,702)	—

Comprehensive loss under US GAAP	$(8,153,177)	$(6,757,589)

Loss per share under US GAAP	$(0.22)	$(0.26)

Weighted average number of shares outstanding	37,876,598	25,578,845

	Year Ended	Year Ended
Consolidated Statements of Cash Flows	January 31, 2005	January 31, 2004

Cash flows used in operating activities, Canadian GAAP	$(6,932,249)	$(4,045,449)

Adjustments to restate to US GAAP	—	—

Cash flows used in operating activities, US GAAP	$(6,932,249)	$(4,045,449)

Cash flows used in investing activities, Canadian GAAP	$(8,113,602)	$(1,095,347)

Adjustment to restate to US GAAP	—	—

Cash flows provided by (used in) operating activities, US GAAP	$(8,113,602)	$(1,095,347)

ST. JUDE RESOURCES LTD.

Notes to Consolidated Financial Statements — (Continued)

(expressed in Canadian dollars)
Years ended January 31, 2005 and 2004

(a)	Under United States GAAP, the Company’s short term investments are considered available for sale securities and are reported at fair values, with unrealized gains and losses reported in other comprehensive income for the period.

(b)	Under Canadian GAAP, acquisition costs related to mineral properties and mineral interests are capitalized in addition to the annual license fees payable to maintain the mineral properties. Under United States GAAP, annual license fees are not capitalized but are expensed as incurred. During 2005 the Company retroactively changed its accounting policy with respect to accounting for exploration expenditures as disclosed in note 1(j). As a result of the change in accounting principles for Canadian GAAP purposes no difference exists with respect to the accounting principles applied.

ST. JUDE RESOURCES LTD.

Consolidated Schedule of Exploration Expenditures

(expressed in Canadian dollars)
January 31, 2005 and 2004

	Hwini-Butre	Benso	Shieni-Hills	Burkina Faso	Niger	2005 Total

Amortization	$36,245	$49,150	$—	$14,148	$—	$99,543

Consulting/personnel	507,519	329,735	37,196	203,209	12,812	1,090,471

Consumable field equipment	23,308	5,832	1,163	3,215	—	33,518

Drilling	357,351	1,647,858	—	1,489,501	112,182	3,606,892

Geochemical surveys	8,315	1,559	4,604	—	—	14,478

Geological mapping	23,566	30,511	—	—	—	54,077

Geophysical surveys	—	—	—	25,256	—	25,256

Line cutting and clearing	7,251	18,559	378	—	—	26,188

Soil sampling, trenching and pitting	12,282	24,341	47,714	17,617	—	101,954

Support services	331,453	388,856	47,715	80,772	18,229	867,025

Heap leach plant deposit	—	—	—	67,145	—	67,145

Total expenditures	1,307,290	2,496,401	138,770	1,900,863	143,223	5,986,547

Balance, January 31, 2004	11,901,552	4,996,484	36,969	1,294,306	—	18,229,311

Balance, January 31, 2005	$13,208,842	$7,492,885	$175,739	$3,195,169	$143,223	$24,215,858

	Hwini-Butre	Benso	Shieni-Hills	Burkina Faso	Niger	2004 Total

Amortization	$4,154	$11,229	$—	$6,941	$—	$22,324

Consulting/personnel	64,791	261,711	—	105,177	—	431,679

Consumable field equipment	—	2,063	—	1,559	—	3,622

Drilling	111,385	920,085	—	816,038	—	1,847,508

Geochemical surveys	—	—	—	—	—	—

Geological mapping	—	49,550	—	—	—	49,550

Geophysical surveys	—	—	—	—	—	—

Line cutting and clearing	—	36,437	3,606	27,714	—	67,757

Soil sampling, trenching and pitting	—	91,406	—	259	—	91,665

Support services	92,155	526,140	33,363	210,513	—	862,171

Heap leach plant deposit	—	—	—	—	—	—

Total expenditures	272,485	1,898,621	36,969	1,168,201	—	3,376,276

Balance, January 31, 2003	11,629,067	3,097,863	—	126,105	—	14,853,035

Balance, January 31, 2004	$11,901,552	$4,996,484	$36,969	$1,294,306	$—	$18,229,311

INDEX TO FINANCIAL STATEMENTS OF

ST. JUDE RESOURCES LTD.

Unaudited Consolidated Financial Statements for the six and three month periods ended July 31, 2005 and 2004	21

ST. JUDE RESOURCES LTD.

Consolidated Balance Sheets

(expressed in Canadian dollars)

	July 31, 2005	January 31, 2005

	(Unaudited)
	(Restated)

ASSETS

Current assets:

Cash and cash equivalents	$1,042,193	$2,804,714

Short-term investments	5,333,875	7,000,774

Accounts receivable	25,967	12,202

Interest receivable	71,121	101,298

Income taxes recoverable	838	838

Prepaid expenses	3,581	3,581

	6,477,575	9,923,407

Mineral properties (note 3)	4,147,378	4,107,273

Equipment	760,210	755,430

Less accumulated amortization	(381,480)	(318,451)

	378,730	436,979

	$11,003,683	$14,467,659

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:

Accounts payable and accrued liabilities	$1,132,999	$339,700

Shareholders’ Equity:

Share capital (note 4)	52,775,523	52,179,628

Contributed surplus (note 5)	5,306,341	5,599,929

Deficit	(48,211,180)	(43,651,598)

	9,870,684	14,127,959

	$11,003,683	$14,467,659

See accompanying notes to consolidated interim financial statements.

ST. JUDE RESOURCES LTD.

Consolidated Statements of Operations and Deficit

(expressed in Canadian dollars)

	Three Months Ended July 31		Six Months Ended July 31

	2005	2004	2005	2004

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
			(Restated)

Expenses:

Exploration expense (schedule 1)	$1,970,586	$2,179,513	$4,107,762	$3,612,748

Management fees	62,500	52,500	125,000	105,000

Wages and benefits	47,185	37,587	95,007	61,927

Consulting fees	48,000	24,000	91,000	68,714

Professional fees	63,389	15,436	78,965	16,088

Office	23,877	13,129	40,823	29,852

Administration	27,148	26,973	34,281	36,226

Rent	11,752	11,654	23,130	22,923

Promotion and advertising	3,306	27,174	22,089	73,778

Travel	131	42,662	7,744	62,118

Amortization	3,332	3,429	6,663	6,494

Investor communication	1,346	3,905	3,290	8,989

Bank charges and interest	1,395	1,276	2.982	2,395

	2,263,947	2,439,238	4,638,736	4,107,252

Income:

Interest	43,013	34,939	97,565	60,263

Foreign exchange gain/ (loss)	(16,631)	5,013	(18,411)	7,661

	26,382	39,952	79,154	67,924

Net loss	(2,237,565)	(2,399,286)	(4,559,582)	(4,039,328)

Deficit, beginning of period	(45,973,615)	(37,163,198)	(43,651,598)	(35,523,156)

Share issue costs recovered	—	12,033	—	12,033

Deficit, end of period	$(48,211,180)	$(39,550,451)	$(48,211,180)	$(39,550,451)

Loss per share, basic and diluted	$(0.06)	$(0.06)	$(0.12)	$(0.11)

Weighted average number of common shares	39,319,324	37,773,843	39,261,386	37,391,558

See accompanying notes to consolidated interim financial statements.

ST. JUDE RESOURCES LTD.

Consolidated Statements of Cash Flows

(expressed in Canadian dollars)

	Three Months		Six Months
	Ended July 31		Ended July 31

	2005	2004	2005	2004

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
			(Restated)

Cash provided by (used in):

Operations:

Net loss	$(2,237,565)	$(2,399,286)	$(4,559,582)	$(4,039,328)

Adjustment for non-cash items:

Amortization	3,332	3,429	6,663	6,494

Amortization Exploration (schedule 1)	28,861	24,700	56,366	46,397

Foreign exchange (gain)/ loss	16,631	(5,013)	18,411	(7,661)

Change in non-cash operating working capital:

Accounts receivable	(14,059)	984	(13,765)	(4,028)

Interest receivable	48,758	(334,777)	30,177	(334,777)

Income taxes recoverable	—	—	—	(930)

Prepaid expenses	—	—	—	(67,145)

Accounts payable and accrued liabilities	82,245	582,096	793,299	709,823

	(2,071,797)	(2,127,867)	(3,668,431)	(3,691,155)

Investments:

Short-term investments	1,605,631	(6,870,000)	1,666,899	(6,870,000)

Additions to mineral properties	(40,105)	(299,255)	(40,105)	(513,628)

Additions to equipment	—	(26,674)	(4,780)	(176,951)

	1,565,526	(7,195,929)	1,622,014	(7,560,579)

Financing:

Issuance of class “A” shares	—	1,024,292	302,307	1,033,292

Share issue costs recovery	—	12,033	—	12,033

	—	1,036,325	302,307	1,045,325

Foreign exchange gain/(loss) on cash held in foreign currency	(16,631)	5,013	(18,411)	7,661

Increase/(decrease) in cash and cash equivalents	(522,902)	(8,282,458)	(1,762,521)	(10,198,748)

Cash and cash equivalents, beginning of period	1,565,095	14,776,588	2,804,714	16,692,878

Cash and cash equivalents, end of period	$1,042,193	$6,494,130	$1,042,193	$6,494,130

Supplementary Information:

Interest paid	—	—	—	—

Interest received	$91,771	$34,939	$127,742	$60,263

Taxes paid	—	—	—	$930

Non-cash investing and financing activities:

Issued 950,000 common shares to acquire remainder of Benso concession, which is included with mineral properties	—	—	—	$2,080,500

See accompanying notes to consolidated interim financial statements.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Interim Financial Statements

For the Six and Three Month Periods Ended July 31, 2005
(expressed in Canadian dollars)

1.	Nature of operations:

      The company is incorporated under the Canada Business Corporations Act. The company’s principal operations consist of investments in mineral properties. The company is in the process of exploring its properties and has not yet determined whether these properties contain reserves that are economically recoverable.

      The recoverability of acquisition costs for mineral properties is dependent upon the discovery of economically recoverable reserves, confirmation of the company’s interest in the underlying claims, the ability of the company to obtain the necessary financing to complete the development and future profitable production or proceeds from the disposition thereof.

      The viability of the projects and the ability for the company to continue as a going concern are dependent on future financing. If financing is not achieved, the company may not be able to meet its obligations as they become due. These financial statements have been prepared on the going concern basis that assumes continuity of operations and realization and settlement of liabilities in the normal course of business. A different basis of measurement may be appropriate if the going concern assumption does not prevail.

2.	Basis of Presentation:

      a) The financial statements as at July 31, 2005 and for the three and six months ended July 31, 2005 and 2004 are unaudited; however, such financial statements reflect all adjustments that are, in the opinion of management, necessary for the fair presentation of the results for the interim periods presented. The interim unaudited consolidated financial statements of St. Jude Resources Ltd. do not contain all the disclosure required by Canadian generally accepted accounting principles for annual financial statements and should be read in conjunction with the annual audited financial statements for the year ended January 31, 2005. These interim consolidated financial statements have been prepared based on the same accounting policies and methods as those used in the January 31, 2005 accounts.

      The comparative figures of the July 31, 2004 quarter have been restated to reflect the change in accounting policy effected at January 31, 2005 for exploration expenditures. Under the new accounting policy, exploration expenditures are expensed as they are incurred.

      b) For the six months ended July 31, 2005, the company has restated its interim financial statements to reflect the expensing of $18,517 previously capitalized as a prepaid expense, and a reclassification of $2.5 million from cash and cash equivalents to short-term investments. The notes to the July 31, 2005 interim financial statements were restated for the inclusion of concerns about the company’s ability to continue as a going concern and additional subsequent events disclosure.

3.	Mineral Properties:

Acquisition costs:	Hwini-Butre	Benso	Shieni Hills	Burkina Faso	Niger	Total

Balance, January 31, 2005	$744,448	$2,994,070	$20,000	$247,656	$101,099	$4,107,273

Incurred during the period	—	—	18,372	—	21,733	40,105

Balance, July 31, 2005	$744,448	$2,994,070	$38,372	$247,656	$122,832	$4,147,378

ST. JUDE RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

For the Six and Three Month Periods Ended July 31, 2005
(expressed in Canadian dollars)

4.	Share Capital:

     a) Issued shares:

	Number of shares	Consideration

Authorized:
Unlimited Class A common voting shares without par value Unlimited Class B common voting shares without par value (continued — next page)

Issued:

Class A common voting shares:

Balance January 31, 2004	36,142,177	$48,585,601

Shares for acquisition of mineral property	950,000	2,280,000

Exercise of employee stock options	250,000	197,750

Allocation from contributed surplus upon exercise of stock options	—	157,114

Exercise of warrants	1,081,107	947,904

Allocation from contributed surplus upon exercise of warrants	—	11,259

Balance January 31, 2005	38,423,284	52,179,628

Exercise of employee and directors stock options	891,700	293,627

Allocation from contributed surplus upon exercise of stock options	—	285,233

Exercise of warrants	4,340	8,680

Allocation from contributed surplus upon exercise of warrants	—	8,355

Balance July 31, 2005	39,319,324	52,775,523

b)	Options:

      During the period, employee and director stock options were exercised for 891,700 common shares, for aggregate cash consideration of $293,627. As at July 31, 2005 following incentive stock options were outstanding:

	Number of Options	Weighted Average Exercise Price

Outstanding January 31, 2005	4,780,000	$1.26

Exercised	(891,700)	(0.329)

Balance July 31, 2005	3,888,300	$1.47

ST. JUDE RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

For the Six and Three Month Periods Ended July 31, 2005
(expressed in Canadian dollars)

      The following table summarizes incentive stock options outstanding at July 31, 2005:

		Number of Options
		Outstanding and	Average Remaining
	Exercise Price	Exercisable	Life in Years

Directors’ options	$0.21	77,500	1.54

Directors’ options	$1.80	800,000	3.25

Directors’ options	$1.31	450,000	4.15

Employee options	$0.21	167,500	1.54

Employee options	$1.30	290,000	0.45

Employee options	$1.80	1,050,000	3.25

Employee options	$1.31	1,053,300	4.15

		3,888,300

c) Warrants:

      During the period, 4,340 agent compensation warrants were exercised to acquire 4,340 common shares, for a total cash consideration of $8,680. As at July 31, 2005, the following share purchase warrants were outstanding:

			July 31, 2005	January 31, 2005
		Exercise	Number of	Number of
	Expiry Date	Price	Shares	Shares

Agents compensation warrants	November 20, 2005	$2.00	895,660	900,000

Share purchase warrants	November 20, 2008	$3.00	4,500,000	4,500,000

Total			5,395,660	5,400,000

5.	Contributed Surplus:

	July 31, 2005	January 31, 2005

Opening Balance	$5,599,929	$4,365,625

Options granted	—	1,402,677

Warrants granted	—	—

Options exercised	(285,233)	(157,114)

Warrants exercised	(8,355)	(11,259)

Ending balance	$5,306,341	$5,599,929

6.	Related Party Transactions:

      Related party transactions not disclosed elsewhere in these financial statements, for the six month period ended July 31, 2005 are as follows:

a) A total of $125,000 was paid for management services to Bluestar Management Inc, a company controlled by the President and C.E.O of the company.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

For the Six and Three Month Periods Ended July 31, 2005
(expressed in Canadian dollars)

b) A total of $20,000 was paid to WK Mining Services, a company controlled by a director of the company for consulting fees for work provided on exploration projects charged to exploration expenditures.

7.	Differences Between Canadian and United States Generally Accepted Accounting Principles:

      These consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respect from US GAAP. The material differences between Canadian and US GAAP affecting the company’s consolidated financial statements are:

	Year Ended	Year Ended	Six Months Ended
Consolidated Balance Sheet	January 31, 2005	January 31, 2004	July 31, 2005

Short-term investments, Canadian GAAP	$7,000,774	—	$5,333,875

Fair value adjustment on investments available for sale(a)	(12,702)	—	(838)

Short-term investments, US GAAP	$6,988,072	—	$5,333,037

Mineral properties, Canadian GAAP	$4,107,273	$1,037,920	$4,147,378

Write-down of mineral properties(b)	—	—	(40,105)

Mineral properties, US GAAP	$4,107,273	$1,037,920	$4,107,273

Deficit, Canadian GAAP	$(43,651,598)	$(35,523,156)	$(48,211,180)

Write-down of mineral properties	—	—	(40,105)

Deficit, US GAAP	$(43,651,598)	$(35,523,156)	$(48,251,285)

Accumulated other comprehensive income, US GAAP	$12,702	—	$838

	Year Ended	Year Ended	Six Months Ended
Consolidated Statements of Operation and Deficit	January 31, 2005	January 31, 2004	July 31, 2005

Net loss following Canadian GAAP	$(8,140,475)	$(6,757,589)	$(4,559,582)

Net effect of write-down of mineral properties	—	—	(40,105)

Net loss under US GAAP	$(8,140,475)	$(6,757,589)	$(4,599,687)

Other comprehensive income (loss)	(12,702)	—	11,864

Comprehensive loss under US GAPP	$(8,153,177)	$(6,757,589)	$(4,587,823)

Loss per share under US GAAP	$(0.22)	$(0.26)	$(0.12)

Weighted average number of shares outstanding	37,876,598	25,578,845	39,261,386

ST. JUDE RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

For the Six and Three Month Periods Ended July 31, 2005
(expressed in Canadian dollars)

	Year Ended	Year Ended	Six Months Ended
Consolidated Statements of Cash Flows	January 31, 2005	January 31, 2004	July 31, 2005

Cash flows used in operating activities, Canadian GAAP	$(6,932,249)	$(4,045,449)	$(3,668,431)

Adjustments to restate to US GAAP	—	—	(40,105)

Cash flows used in operating activities, US GAAP	$(6,932,249)	$(4,045,449)	$(3,708,536)

Cash flows used in investing activities, Canadian GAAP	$(8,113,602)	$(1,095,347)	$1,622,014

Adjustment to restate to US GAAP	—	—	40,105

Cash flows provided by (used in) operating activities, US GAAP	$(8,113,602)	$(1,095,347)	$1,662,119

(a)	Under United States GAAP, the Company’s short term investments are considered available for sale securities and are reported at fair values, with unrealized gains and losses reported in other comprehensive income for the period.

(b)	Under Canadian GAAP, acquisition costs related to mineral properties and mineral interests are capitalized in addition to the annual license fees payable to maintain the mineral properties. Under United States GAAP, annual license fees are not capitalized but are expensed as incurred. During 2005 the Company retroactively changed its accounting policy with respect to accounting for exploration expenditures as disclosed in note 1(j). As a result of the change in accounting principles for Canadian GAAP purposes, $4,107,762 of a Canadian/US GAAP difference with respect to exploration expenses has been eliminated.

8.	Subsequent Events: Subsequent to July 31, 2005, the company:

a) acquired Crew Gold Corporation’s remaining 25% interest in the Hwini-Butre concession by issuing 2,995,000 common shares of the company with a deemed value of CDN $5,960,050. These shares are subject to a four month statutory hold period, after which time, one third of these shares will be subject to a hold period spanning an additional 12 months.

b) acquired the remaining 10% interest in the Hwini-Butre concession for US $2 million from B.D. Goldfields Ltd., the original Ghanaian vendor of the project. These funds will be paid in four instalments of $500,000 over an 18 month period. The first installment of $500,000 was made during September 2005.

c) disposed of certain non-core assets, namely:

i) The company, under an agreement dated August 22, 2005, sold its remaining interest in i to i logistics inc. for CDN $50,000 to Michael Docherty and Associates.

ii) The company sold its 100% interest in the Uchi Lake property located in Ontario to Dollard Mines Ltd. (“Dollard”) for CDN $10,000, together with a 1% net smelter return (“NSR”) back to St. Jude. Dollard has the option to re-purchase the NSR for CDN $1 million until September 15, 2009. Dollard is a company controlled by St. Jude’s President Michael A. Terrell.

d) entered into an arrangement agreement with Golden Star Resources Ltd., whereby Golden Star Resources Ltd. will acquire all of the outstanding shares of the company on the basis of 0.72 of a Golden Star common share for every St. Jude common share. The Boards of Directors of both companies and St.

ST. JUDE RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

For the Six and Three Month Periods Ended July 31, 2005
(expressed in Canadian dollars)

Jude’s shareholders have approved the transaction, completion of which is conditional on receipt of requisite regulatory and court approvals as well as satisfaction of other customary conditions.

e) issued 895,660 common shares of the company for proceeds of $1,791,320 pursuant to the exercise of agents’ warrants.

f) issued 370,000 common shares of the company for proceeds of $426,800 pursuant to the exercise of employee stock options.

SCHEDULE 1

Exploration Expenditures — Three Months Ended July 31, 2005

	Hwini-Butre	Benso	Shieni Hills	Burkina Faso	Niger	Other	Total

Amortization	$20,319	$2,540	$2,540	$2,408	$1,054	$—	$28,861

Consulting/personnel	161,681	23,532	15,361	127,452	58,929	1,675	388,630

Consumable field equipment	11,607	2,202	2,202	37,594	—	—	53,605

Drilling	464,623	2,858	2,858	565,014	219,400	—	1,254,753

Geochemical surveys	7,559	944	945	—	—	—	9,448

Line cutting & clearing	697	87	88	—	—	—	872

Soil sampling, trenching & pitting	21,652	1,439	1,439	—	—	—	24,530

Support services	92,001	14,970	11,049	53,693	37,339	835	209,887

Total expenditures	780,139	48,572	36,482	786,161	316,722	2,510	1,970,586

Balance, April 30, 2005	13,954,341	7,678,608	242,882	3,869,940	587,641	19,622	26,353,034

Balance, July 31, 2005	$14,734,480	$7,727,180	$279,364	$4,656,101	$904,363	$22,132	$28,323,620

Exploration Expenditures — Three Months Ended July 31, 2004

	Hwini-Butre	Benso	Shieni Hills	Burkina Faso	Niger	Other	Total

Amortization	$4,233	$16,930	$—	$3,537	$—	$—	$24,700

Consulting/personnel	54,601	79,525	4,654	41,874	—	—	180,654

Consumable field equipment	—	2,085	—	—	—	—	2,085

Drilling	5,256	874,944	—	845,814	—	—	1,726,014

Geological mapping	—	—	—	—	—	—	—

Line cutting & clearing	1,101	14,669	—	—	—	—	15,770

Soil sampling, trenching & pitting	—	3,274	2,075	39	—	—	5,388

Support services	36,415	151,198	9,826	27,463	—	—	224,902

Total expenditures	101,606	1,142,625	16,555	918,727	—	—	2,179,513

Balance, April 30, 2004	11,969,396	5,761,586	107,353	1,824,211	—	—	19,662,546

Balance, July 31, 2004	$12,071,002	$6,904,211	$123,908	$2,742,938	$—	$—	$21,842,059

ST. JUDE RESOURCES LTD.

Notes to Consolidated Interim Financial Statements — (Continued)

For the Six and Three Month Periods Ended July 31, 2005
(expressed in Canadian dollars)

SCHEDULE 1

Exploration Expenditures — Six Months Ended July 31, 2005

	Hwini-Butre	Benso	Shieni Hills	Burkina Faso	Niger	Other	Total

Amortization	$39,330	$3,969	$6,074	$4,884	$2,109	$—	$56,366

Consulting/personnel	311,169	46,489	38,583	242,683	102,937	2,780	744,641

Consumable field equipment	23,943	2,972	4,511	48,215	—	—	79,641

Drilling	806,655	152,881	11,388	1,049,595	595,005	—	2,615,524

Geochemical surveys	26,161	2,107	4,433	—	—	—	32,701

Line cutting & clearing	2,603	206	445	—	—	—	3,254

Soil sampling, trenching & pitting	102,549	2,213	4,700	6,771	—	—	116,233

Support services	213,228	23,458	33,491	108,784	61,089	835	440,885

Permit fee	—	—	—	—	—	18,517	18,517

Total expenditures	1,525,638	234,295	103,625	1,460,932	761,140	22,132	4,107,762

Balance, January 31, 2005	13,208,842	7,492,885	175,739	3,195,169	143,223	—	24,215,858

Balance, July 31, 2005	$14,734,480	$7,727,180	$279,364	$4,656,101	$904,363	$22,132	$28,323,620

Exploration Expenditures — Six Months Ended July 31, 2004

	Hwini-Butre	Benso	Shieni Hills	Burkina Faso	Niger	Other	Total

Amortization	$7,865	$31,458	$—	$7,074	$—	$—	$46,397

Consulting/personnel	74,171	165,590	9,506	120,847	—	—	370,114

Consumable field equipment	2,746	2,343	—	3,215	—	—	8,304

Drilling	6,470	1,309,150	—	1,269,740	—	—	2,585,360

Geological mapping	23,566	23,566	—	—	—	—	47,132

Line cutting & clearing	1,200	17,425	—	—	—	—	18,625

Soil sampling, trenching & pitting	2	19,863	46,946	5,617	—	—	72,428

Support services	53,430	338,332	30,487	42,139	—	—	464,388

Total expenditures	169,450	1,907,727	86,939	1,448,632	—	—	3,612,748

Balance, January 31, 2004	11,901,552	4,996,484	36,969	1,294,306	—	—	18,229,311

Balance, July 31, 2004	$12,071,002	$6,904,211	$123,908	$2,742,938	$—	$—	$21,842,059